UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 16, 2023

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, California,  91803

Address of principal executive offices, including zip code

(626) 293-3400

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 16, 2023, EMCORE Corporation (the “Company”) announced that it commenced an underwritten public offering of its common stock and, to certain investors, pre-funded warrants to purchase shares of common stock.

On August 17, 2023,  the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC as the sole managing underwriter (the “Underwriter”), relating to the public offering (the “Offering”) by the Company of 19,652,174 shares of its common stock, no par value (“Common Stock”), and, to certain investors, pre-funded warrants (each, a “Pre-Funded Warrant”) to purchase 11,900,000 shares of Common Stock. The offering price to the public in the Offering was $0.50 per share of Common Stock and $0.49999999 for each pre-funded warrant, which represents the per share public offering price for the Common Stock less the $0.00000001 per share exercise price for each such Pre-Funded Warrant. Under the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 2,947,826 shares of Common Stock. The net proceeds to the Company from the Offering will be approximately $14.2 million, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering is expected to close on August 21, 2023, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-256090), including the related prospectus, that was filed with the Securities and Exchange Commission on May 13, 2021 and declared effective on May 20, 2021, as supplemented by a prospectus supplement dated August 17, 2023. The Underwriting Agreement and the Form of Pre-Funded Warrant are attached hereto as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference. The foregoing is only a brief description of the terms of the Underwriting Agreement and the Form of Pre-Funded Warrant, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement and the Form of Pre-Funded Warrant that is filed as Exhibit 1.1 and Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the legal opinion relating to the legality of the issuance and sale of Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

On August 16, 2023, the Company issued a press release announcing the launch of the Offering, and on August 17, 2023, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Certain information contained in the investor presentation used in connection with the Offering is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement dated as of August 17, 2023 by and between the Company and Craig-Hallum Capital Group LLC, as sole underwriter.
4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Connell Foley LLP.
23.1	Consent of Connell Foley LLP (included in Exhibit 5.1).
99.1	Press Release dated August 16, 2023.
99.2	Press Release dated August 17, 2023.
99.3	Information from Investor Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

Date: August 17, 2023	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
	Title:	Chief Financial Officer